Exhibit 99.1
Freddie Mac Reports Net Income of $3.2 Billion for Third Quarter 2026

Making Home Possible for 420,000 Households in Third Quarter 2026
•Financed 286,000 mortgages, with 56% of eligible loans affordable to low- to moderate-income families.
•First-time homebuyers represented 51% of new single-family home purchase loans.
•Financed 134,000 rental units, with 91% of eligible units affordable to low- to moderate-income families.

Third Quarter 2026 Financial Results

During Third Quarter 2026		As of September 30, 2026
Market Liquidity Provided - $114 Billion	Homes and Rental Units Financed - 420,000	Net Worth - $81 Billion	Total Mortgage Portfolio - $3.7 Trillion

Consolidated
•Net income of $3.2 billion, up 17% year-over-year, primarily driven by higher net revenues and lower non-interest expense, partially offset by an increase in the provision for credit losses.
•Net revenues of $6.8 billion, an increase of 19% year-over-year, primarily driven by higher net interest income and higher non-interest income.
•Provision for credit losses of $0.8 billion, primarily driven by a credit reserve build in Single-Family.
•New business activity of $98 billion, down from $99 billion in the third quarter of 2025.
•Mortgage portfolio of $3.2 trillion, up 1% year-over-year.
•Serious delinquency rate of 0.61%, up from 0.59% at December 31, 2025 and 0.57% at September 30, 2025.
•New business activity of $16 billion, down from $25 billion in the third quarter of 2025.
•Mortgage portfolio of $510 billion, up 6% year-over-year.
•Delinquency rate of 0.58%, up from 0.44% at December 31, 2025 and 0.51% at September 30, 2025.

"Freddie Mac delivered another strong quarter, with solid earnings and a growing mortgage portfolio. With direction from U.S. Federal Housing in the third quarter, the company began accepting the use of VantageScore’s credit scoring model by all lenders and continued to support our mission of making housing more affordable across the country."

William J. Pulte,
Director, U.S. Federal Housing
and Chair of the Board of
Directors, Freddie Mac

"Freddie Mac's team has made home possible for millions of families across the country. In the third quarter alone, we helped 420,000 families buy, refinance, or rent a home, including 106,000 first time homebuyers. We earned net income of $3.2 billion on net revenue of $6.8 billion in the third quarter. Through the first three quarters of 2026, net income has increased 34 percent compared with the same period a year ago."

Kenny Smith,
CEO of Freddie Mac

Net Revenues $6.8 Billion Net Income $3.2 Billion Comprehensive Income $3.2 Billion

Single-Family

Net Revenues $5.8 Billion Net Income $2.7 Billion Comprehensive Income $2.7 Billion

Multifamily

Net Revenues $1.0 Billion Net Income $0.5 Billion Comprehensive Income $0.5 Billion

Freddie Mac Third Quarter 2026 Financial Results
October 29, 2026

McLean, VA — Freddie Mac (OTCQB: FMCC) today reported net income of $3.2 billion for the third quarter of 2026, up 17% from the third quarter of 2025, primarily driven by higher net revenues and lower non-interest expense, partially offset by an increase in the provision for credit losses.
Net revenues were $6.8 billion for the third quarter of 2026, up 19% year-over-year, primarily driven by higher net interest income and higher non-interest income. Net interest income for the third quarter of 2026 was $5.9 billion, up 8% year-over-year, primarily driven by an increase in the balance of fully guaranteed securitizations in the Multifamily mortgage portfolio due to the change in Multifamily business strategy and continued mortgage portfolio growth in Single-Family. Non-interest income for the third quarter of 2026 was $0.9 billion, up from non-interest income of $0.3 billion in the third quarter of 2025, primarily driven by net investment gains in the third quarter of 2026 compared to net investment losses in the third quarter of 2025.
The provision for credit losses was $0.8 billion for the third quarter of 2026, primarily due to a credit reserve build in Single-Family driven by an increase in projected future mortgage interest rates, as well as new acquisitions. The provision for credit losses was $0.2 billion for the third quarter of 2025, primarily driven by a credit reserve build in Single-Family attributable to new acquisitions.
Non-interest expense was $2.0 billion for the third quarter of 2026, down 6% year-over-year, primarily driven by lower credit enhancement expense, as well as a decrease in salaries and employee benefits.
Summary of Consolidated Statements of Income and Comprehensive Income

(Dollars in millions)	3Q 2026	2Q 2026	Change	3Q 2025	Change
Net interest income	$5,877	$6,010	($133)	$5,455	$422
Non-interest income (loss)	933	(19)	952	284	649
Net revenues	6,810	5,991	819	5,739	1,071
(Provision) benefit for credit losses	(800)	880	(1,680)	(175)	(625)
Non-interest expense	(1,994)	(2,097)	103	(2,116)	122
Income before income tax expense	4,016	4,774	(758)	3,448	568
Income tax expense	(781)	(936)	155	(675)	(106)
Net income	3,235	3,838	(603)	2,773	462
Other comprehensive income (loss), net of taxes and reclassification adjustments	(29)	9	(38)	16	(45)
Comprehensive income	$3,206	$3,847	($641)	$2,789	$417

Conservatorship metrics (in millions)
Net worth	$80,975	$77,769	$3,206	$67,600	$13,375
Senior preferred stock liquidation preference	150,417	146,570	3,847	137,459	12,958
Remaining Treasury funding commitment	140,162	140,162	—	140,162	—
Cumulative dividend payments to Treasury	119,680	119,680	—	119,680	—
Cumulative draws from Treasury	71,648	71,648	—	71,648	—

Freddie Mac Third Quarter 2026 Financial Results
October 29, 2026

Single-Family Segment
Financial Results
Net Revenues
(In billions)

Net Income
(In billions)
Comprehensive Income
(In billions)

(Dollars in millions)	3Q 2026	2Q 2026	Change	3Q 2025	Change
Net interest income	$5,294	$5,449	($155)	$5,047	$247
Non-interest income (loss)	537	(349)	886	(143)	680
Net revenues	5,831	5,100	731	4,904	927
(Provision) benefit for credit losses	(685)	846	(1,531)	(118)	(567)
Non-interest expense	(1,777)	(1,870)	93	(1,868)	91
Income before income tax expense	3,369	4,076	(707)	2,918	451
Income tax expense	(655)	(799)	144	(571)	(84)
Net income	2,714	3,277	(563)	2,347	367
Other comprehensive income (loss), net of taxes and reclassification adjustments	(9)	3	(12)	6	(15)
Comprehensive income	$2,705	$3,280	($575)	$2,353	$352
Third Quarter 2026
Net income of $2.7 billion, up 16% year-over-year.
•Net revenues were $5.8 billion, up 19% year-over-year.
◦Net interest income was $5.3 billion, up 5% year-over-year, primarily driven by continued mortgage portfolio growth.
◦Non-interest income was $0.5 billion, compared to non-interest loss of $0.1 billion in the third quarter of 2025, primarily driven by changes in interest rates in each respective period. In 3Q 2026, gains on derivatives used in interest-rate risk management activities were offset by losses on investment securities. In 3Q 2025, losses on derivatives used in interest-rate risk management activities were offset by gains on investment securities.
•The provision for credit losses was $0.7 billion for the third quarter of 2026, primarily due to a credit reserve build driven by an increase in projected future mortgage interest rates, as well as new acquisitions. The provision for credit losses was $0.1 billion for the third quarter of 2025, primarily driven by a credit reserve build attributable to new acquisitions.
•Non-interest expense was $1.8 billion for the third quarter of 2026, down 5% year-over-year, primarily driven by lower credit enhancement expense, as well as a decrease in salaries and employee benefits.

Freddie Mac Third Quarter 2026 Financial Results
October 29, 2026

Single-Family Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)

Serious Delinquency Rate

	3Q 2026	2Q 2026	Change	3Q 2025	Change
New Business Statistics:
Single-Family homes funded (in thousands)	286	306	(20)	288	(2)
Purchase borrowers (in thousands)	222	200	22	226	(4)
Refinance borrowers (in thousands)	64	106	(42)	62	2
Affordable to low- to moderate-income families (%)(1)	56	54	2	54	2
First-time homebuyers (%)(2)	51	52	(1)	50	1
Average estimated guarantee fee rate (bps)	53	54	(1)	54	(1)
Weighted average original loan-to-value (LTV) (%)	77	76	1	77	—
Weighted average original credit score	759	761	(2)	756	3
Credit score model used for pricing assessment:
Classic FICO Score (%)	94	100	(6)	100	(6)
VantageScore 4.0 (%)	6	—	6	N/A	N/A
Portfolio Statistics:
Average estimated guarantee fee rate (bps)	50	50	—	50	—
Weighted average current LTV (%)	54	53	1	53	1
Weighted average current credit score	755	755	—	754	1
Loan count (in millions)	13.9	13.9	—	13.9	—
Credit-Related Statistics:
Loan workout activity (in thousands)	21	22	(1)	22	(1)
Allowance for credit losses to total loans outstanding (%)(3)	0.22	0.19	0.03	0.24	(0.02)
Credit enhancement coverage (%)	60	61	(1)	62	(2)
(1) Eligible loans acquired affordable to families earning at or below 120% of area median income (AMI).
(2) Calculated as a percentage of purchase borrowers with loans secured by primary residences.
(3) Calculated as the allowance for credit losses on mortgage loans held-for-investment divided by the amortized cost basis of mortgage loans held-for-investment for which the fair value option has not been elected.
Business Highlights
•New business activity of $98 billion, down from $99 billion in the third quarter of 2025. Financed 286,000 mortgages and enabled 106,000 first-time homebuyers to purchase a home.

Freddie Mac Third Quarter 2026 Financial Results
October 29, 2026

Multifamily Segment
Financial Results

Net Revenues
(In billions)

Net Income
(In billions)

Comprehensive Income
(In billions)

(Dollars in millions)	3Q 2026	2Q 2026	Change	3Q 2025	Change
Net interest income	$583	$561	$22	$408	$175
Non-interest income (loss)	396	330	66	427	(31)
Net revenues	979	891	88	835	144
(Provision) benefit for credit losses	(115)	34	(149)	(57)	(58)
Non-interest expense	(217)	(227)	10	(248)	31
Income before income tax expense	647	698	(51)	530	117
Income tax expense	(126)	(137)	11	(104)	(22)
Net income	521	561	(40)	426	95
Other comprehensive income (loss), net of taxes and reclassification adjustments	(20)	6	(26)	10	(30)
Comprehensive income	$501	$567	($66)	$436	$65
Third Quarter 2026
Net income of $0.5 billion, up 22% year-over-year.
•Net revenues were $1.0 billion, up 17% year-over-year. Net interest income was $0.6 billion, up 43% year-over-year, primarily driven by an increase in the balance of fully guaranteed securitizations in the Multifamily mortgage portfolio due to the change in Multifamily business strategy.
•The provision for credit losses was $0.1 billion for the third quarter of 2026, primarily driven by a credit reserve build attributable to overall credit performance deterioration in the mortgage portfolio, partially offset by a credit reserve release due to updates in our credit loss estimation process. The provision for credit losses was $0.1 billion for the third quarter of 2025, primarily driven by new loan purchase commitment and acquisition activities and deterioration in the credit performance of certain delinquent loans.

Freddie Mac Third Quarter 2026 Financial Results
October 29, 2026

Multifamily Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)
Delinquency Rate

	3Q 2026	2Q 2026	Change	3Q 2025	Change
New Business Statistics:
Number of rental units financed (in thousands)(1)	134	133	1	195	(61)
Affordable to low-income families (%)(2)	71	72	(1)	67	4
Affordable to low- to moderate-income families (%)(3)	91	91	—	92	(1)
Weighted average original LTV (%)	63	63	—	64	(1)
Weighted average original debt service coverage ratio(4)	1.30	1.30	—	1.29	0.01
Securitization Statistics:
Securitization issuance (UPB in billions)	$17	$23	($6)	$14	$3
Senior subordinate	1	1	—	2	(1)
Fully guaranteed	16	22	(6)	12	4
Portfolio Statistics:
Average guarantee fee rate charged (bps) at period end	60	59	1	54	6
Credit-Related Statistics:
Allowance for credit losses to total loans outstanding (%)(5)	0.30	0.36	(0.06)	0.43	(0.13)
Credit enhancement coverage (%)	89	92	(3)	90	(1)
(1) Includes rental units financed by supplemental loans.
(2) Eligible units acquired affordable to families earning at or below 80% of AMI.
(3) Eligible units acquired affordable to families earning at or below 120% of AMI.
(4) Assumes monthly payments that reflect amortization of principal.
(5) Calculated as the allowance for credit losses on mortgage loans held-for-investment divided by the amortized cost basis of mortgage loans held-for-investment for which the fair value option has not been elected.
Business Highlights
•New business activity of $16 billion, down from $25 billion in the third quarter of 2025, primarily driven by the higher mortgage interest rate environment.
•Provided financing for 134,000 multifamily rental units in the third quarter of 2026. 71% of the eligible multifamily rental units financed in the third quarter of 2026 were affordable to low-income families.

Freddie Mac Third Quarter 2026 Financial Results
October 29, 2026

About Freddie Mac’s Conservatorship
Since September 2008, Freddie Mac has been operating under conservatorship with FHFA as Conservator. The support provided by Treasury pursuant to the Purchase Agreement enables the company to maintain access to the debt markets and have adequate liquidity to conduct its normal business operations. The amount of funding available to Freddie Mac under the Purchase Agreement was $140.2 billion at September 30, 2026.
Pursuant to the Purchase Agreement, Freddie Mac will not be required to pay a dividend to Treasury on the senior preferred stock until it has built sufficient capital to meet the capital requirements and buffers set forth in the Enterprise Regulatory Capital Framework. As a result, the company was not required to pay a dividend to Treasury on the senior preferred stock in September 2026. As the company builds capital during this period, the quarterly increases in its Net Worth Amount have been, or will be, added to the aggregate liquidation preference of the senior preferred stock. The liquidation preference of the senior preferred stock increased to $150.4 billion on September 30, 2026 based on the increase in the Net Worth Amount during the second quarter of 2026, and will increase to $153.6 billion on December 31, 2026 based on the increase in the Net Worth Amount during the third quarter of 2026.
Additional Information
For more information, including information related to Freddie Mac’s financial results, conservatorship, and related matters, see the company’s Annual Report on Form 10-K for 2025, Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 and Third Quarter 2026 Earnings Presentation and Third Quarter 2026 Financial Supplement. These documents are available on the Investor Relations page of the company’s website at www.FreddieMac.com.
Additional information about these matters and other information about Freddie Mac and its business is also set forth in the company’s other filings with the SEC, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. Freddie Mac encourages all investors and interested members of the public to review these materials for a more complete understanding of the company’s financial results and related disclosures.
Webcast Announcement
Management will host a conference call at 9 a.m. Eastern Time on October 29, 2026 to share the company’s results and other information about the company (which may include forward-looking information). The conference call will be concurrently webcast. To access the audio webcast, use the following link: https://edge.media-server.com/mmc/p/yc3azxbc. The replay will be available on the company’s website at www.FreddieMac.com for approximately 30 days. All materials related to the call will be available on the Investor Relations page of the company’s website at www.FreddieMac.com.

Media Contact: Frederick Solomon (703) 903-3861	Investor Contact: Mahesh Lal (571) 382-4732

*    *    *    *
This press release contains forward-looking statements using terms such as will, expect, forecast, and others that do not refer solely to past periods. These may include statements pertaining to the conservatorship, the company’s current expectations and objectives for its Single-Family and Multifamily segments, its efforts to assist the housing market, liquidity and capital management, and the effects of economic and market conditions and trends including changes in house prices and house price forecasts, its market coverage, the effect of legislative and regulatory developments and new accounting guidance, the credit quality of loans the company owns or guarantees, the costs and benefits of the company’s credit risk transfer (CRT) transactions, the impact of banking crises or failures, and the effects of wars, terrorist incidents, public policy and political developments, cybersecurity incidents, natural disasters or catastrophic events and actions taken in response thereto. Forward-looking statements involve known and unknown risks and uncertainties beyond the company’s control. Management’s expectations necessarily involve assumptions, judgments, and estimates. Various factors could cause actual results to differ materially from those expectations, including changes in economic and market conditions, liquidity, mortgage spreads, credit outlook, actions by the U.S. government (including FHFA, Treasury, the executive branch, and Congress) and state and local governments, changes in the fiscal and monetary policies of the Federal Reserve, the impact of any downgrade in the company's credit ratings or those of the U.S. government, and the impacts of legislation or regulations and new or amended accounting guidance. These

Freddie Mac Third Quarter 2026 Financial Results
October 29, 2026

assumptions, judgments, estimates, and factors are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2025 and our subsequent SEC filings, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. The company has no obligation to update forward-looking statements to reflect subsequent events or circumstances.
Freddie Mac's mission is to make home possible for families across the nation. Freddie Mac promotes liquidity, stability, affordability and equity in the housing market throughout all economic cycles. Since 1970, Freddie Mac has helped tens of millions of families buy, rent or keep their home.

Freddie Mac Third Quarter 2026 Financial Results
October 29, 2026

FREDDIE MAC
Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(In millions, except share-related amounts)	3Q 2026	2Q 2026	3Q 2025
Net interest income
Interest income	$35,065	$34,275	$32,975
Interest expense	(29,188)	(28,265)	(27,520)
Net interest income	5,877	6,010	5,455
Non-interest income (loss)
Guarantee income	213	288	377
Investment gains (losses), net	599	(426)	(237)
Other income	121	119	144
Non-interest income (loss)	933	(19)	284
Net revenues	6,810	5,991	5,739
(Provision) benefit for credit losses	(800)	880	(175)
Non-interest expense
Salaries and employee benefits	(400)	(395)	(423)
Professional services, technology, and occupancy	(286)	(281)	(293)
Credit enhancement expense	(422)	(507)	(489)
Legislative and regulatory assessments	(839)	(840)	(839)
Other expense	(47)	(74)	(72)
Non-interest expense	(1,994)	(2,097)	(2,116)
Income before income tax expense	4,016	4,774	3,448
Income tax expense	(781)	(936)	(675)
Net income	3,235	3,838	2,773
Other comprehensive income (loss), net of taxes and reclassification adjustments	(29)	9	16
Comprehensive income	$3,206	$3,847	$2,789
Net income	$3,235	$3,838	$2,773
Amounts attributable to senior preferred stock	(3,206)	(3,847)	(2,789)
Net income (loss) attributable to common stockholders	$29	($9)	($16)
Net income (loss) per common share	$0.01	$0.00	$0.00
Weighted average common shares (in millions)	3,234	3,234	3,234

Freddie Mac Third Quarter 2026 Financial Results
October 29, 2026

FREDDIE MAC
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
(In millions, except share-related amounts)	2026	2025
Assets
Cash and cash equivalents (includes $1,120 and $1,234 of restricted cash and cash equivalents)	$4,561	$5,327
Securities purchased under agreements to resell	48,402	71,919
Investment securities, at fair value	78,167	85,412
Mortgage loans held-for-sale (includes $— and $— at fair value)	1,632	1,014
Mortgage loans held-for-investment (net of allowance for credit losses of $7,382 and $7,968 and includes $6,298 and $7,005 at fair value)	3,354,872	3,290,066
Accrued interest receivable	12,725	12,254
Deferred tax assets, net	4,031	5,040
Other assets (includes $6,964 and $6,421 at fair value)	27,815	26,566
Total assets	$3,532,205	$3,497,598
Liabilities and equity
Liabilities
Accrued interest payable	$10,985	$10,597
Debt issued by consolidated trusts (includes $5,789 and $5,841 at fair value)	3,261,342	3,198,008
Short-term debt	9,525	37,718
Long-term debt (includes $177 and $195 at fair value)	156,998	169,296
Other liabilities (includes $1,852 and $781 at fair value)	12,380	11,595
Total liabilities	3,451,230	3,427,214
Commitments and contingencies
Equity
Senior preferred stock (liquidation preference of $150,417 and $140,248)	72,648	72,648
Preferred stock, at redemption value	14,109	14,109
Common stock, $0.00 par value, 4,000,000,000 shares authorized, 725,863,886 shares issued and 650,059,553 shares outstanding	—	—
Retained earnings	(1,908)	(12,539)
AOCI, net of taxes	11	51
Treasury stock, at cost, 75,804,333 shares	(3,885)	(3,885)
Total equity	80,975	70,384
Total liabilities and equity	$3,532,205	$3,497,598
The table below presents the carrying value and classification of the assets and liabilities related to consolidated variable interest entities (VIEs) on the company's condensed consolidated balance sheets.

	September 30,	December 31,
(In millions)	2026	2025
Assets
Cash and cash equivalents (includes $1,018 and $1,136 of restricted cash and cash equivalents)	$1,018	$1,136
Securities purchased under agreements to resell	14,007	19,107
Investment securities, at fair value	854	34
Mortgage loans held-for-investment, net	3,281,419	3,198,847
Accrued interest receivable	11,503	10,825
Other assets	7,142	8,573
Total assets of consolidated VIEs	$3,315,943	$3,238,522
Liabilities
Accrued interest payable	$9,881	$9,312
Debt issued by consolidated trusts	3,261,342	3,198,008
Total liabilities of consolidated VIEs	$3,271,223	$3,207,320